Exhibit 99.1

Mimecast Announces Second Quarter 2022 Financial Results

Lexington, MA – November 2, 2021– Mimecast Limited (NASDAQ: MIME), a leading email security and cyber resilience company, today announced financial results for the second fiscal quarter ended September 30, 2021.

Second Quarter 2022 Highlights

•       Achieved total revenue of $147.2 million, up 20% year-over-year on a GAAP basis and up 16% in constant currency.

•       Increased average order value (AOV) per customer to $15,000, up approximately 15% year-over-year in constant currency, the first double digit growth in five quarters.

•       Drove average services per customer to 3.8 from 3.4 in the same quarter last year

•       Achieved a net revenue retention rate of 106% driven by upsell of 114%, and downsell and churn of 8%.

•       Generated GAAP operating cash flow of $43.1 million and $31.2 million in free cash flow, representing a $5.7 million beat above the high end of free cash flow guidance.

•       Continued growth in the enterprise segment, with now approximately 20% of recurring revenue from 5,000+ seat customers.

•       Generated GAAP gross profit percentage of 77.3% and Non-GAAP gross profit percentage of 79.0%.

•       Delivered GAAP EPS of $0.26 per diluted share and Non-GAAP EPS of $0.40 per diluted share.

Peter Bauer, chief executive officer of Mimecast, said, “Our results exceeded the high end of our guidance ranges across all metrics and reflect our success executing our three-pronged growth strategy. We drove sequential improvement in net revenue retention and average order value per customer due to our success delighting customers and their desire to deploy additional services.”

Second Quarter 2022 Financial and Operating Highlights

•       Revenue: Revenue for the second quarter of 2022 was $147.2 million, an increase of 16% on a constant currency basis compared to the second quarter of 2021.

•       Customers: We now serve 39,600 organizations globally.

•       Net Revenue Retention Rate: Net revenue retention rate was 106% in the second quarter of 2022.

•       Gross Profit Percentage: Gross profit percentage was 77.3% in the second quarter of 2022, compared to 75.8% in the second quarter of 2021.

•       Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 79.0% in the second quarter of 2022, compared to 77.5% in the second quarter of 2021.

•       Net Income: Net income was $17.6 million, or $0.26 per diluted share, based on 68.8 million diluted shares outstanding in the second quarter of 2022, compared to net income of $10.1 million, or $0.15 per diluted share, based on 65.6 million diluted shares outstanding in the second quarter of 2021.

•       Non-GAAP Net Income: Non-GAAP net income was $27.7 million, or $0.40 per diluted share, based on 68.8 million diluted shares outstanding in the second quarter of 2022, compared to non-GAAP net income of $19.2 million (as recast) or $0.29 (as recast) per diluted share, based on 65.6 million diluted shares outstanding in the second quarter of 2021. See “Non-GAAP Financial Measures” for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021.

•       Adjusted EBITDA: Adjusted EBITDA was $46.8 million in the second quarter of 2022, representing a $6 million beat above the high range of guidance.

•       Operating Cash Flow: GAAP operating cash flow was $43.1 million in the second quarter of 2022, compared to $31.0 million in the second quarter of 2021.

•       Free Cash Flow and Cash: Free cash flow was $31.2 million in the second quarter of 2022, which was a $5.7 million beat over the high range of guidance. Cash and cash equivalents as of September 30, 2021 were $367 million.

Financial Outlook

Mimecast is providing guidance for the third quarter and fiscal year 2022. Our guidance is based on exchange rates as of October 25, 2021.

Third Quarter 2022 Guidance:

•     For the third quarter of 2022, revenue is expected to be in the range of $149.2 million to $150.7 million and constant currency revenue growth is expected to be in the range of 13% to 14%.

•     Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $2.7 million compared to the rates in effect in the prior year.

•     Adjusted EBITDA for the third quarter is expected to be in the range of $41.0 million to $42.0 million.

•     Operating cash flow for the third quarter is expected to be in the range of $40.5 million to $41.5 million.

•     Free cash flow for the third quarter is expected to be in the range of $33.0 million to $34.0 million.

Fiscal Year 2022 Guidance:

•     For the full year 2022, revenue is expected to be in the range of $589.9 million to $593.6 million and constant currency revenue growth is expected to be in the range of 14% to 15%.

•     Foreign exchange rate fluctuations are positively impacting this guidance by an estimated $17.5 million compared to the rates in effect in the prior year.

•     Full year 2022 Adjusted EBITDA is expected to be between $164.2 million and $165.7 million.

•     Operating cash flow for the full year 2022 is expected to be in the range of $174.6 to $176.1 million.

•     Free cash flow for the full year 2022 is expected to be in the range of $136.1 million to $137.6 million.

GAAP net income is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the benefit from (provision for) income taxes and foreign exchange income (expense). Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income. The reconciliation between guided net cash provided by operating activities to guided free cash flow for the second quarter 2022 and fiscal year 2022 is provided in the financial tables included at the end of this press release. Revenue growth rate guidance is presented in constant currency reflecting the fact that global currency exchange rates in the multiple jurisdictions in which Mimecast operates are outside of the Company’s control.

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the Company’s recent security incident and the global COVID-19 pandemic, the future effect of the security incident and the pandemic on Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 8:00 am EDT (UTC-05:00) on November 2, 2021. To access the conference call, dial (844) 293-0173 for the U.S. and Canada and (661) 378-9976 for international callers, conference ID# 2897848. The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada or +1 (404) 537-3406 for international callers, conference ID# 2897848.  An archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

Mimecast: Relentless protection. Resilient world.™

Mimecast (NASDAQ: MIME) was born in 2003 with a focus on delivering relentless protection. Each day, we take on cyber disruption for our tens of thousands of customers around the globe; always putting them first, and never giving up on tackling their biggest security challenges together. We are the company that built an intentional and scalable design ideology that solves the number one cyberattack vector – email. We continuously invest to thoughtfully integrate brand protection, security awareness training, web security, compliance and other essential capabilities. Mimecast is here to help protect large and small organizations from malicious activity, human error and technology failure; and to lead the movement toward building a more resilient world. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our performance as it measures how we are executing on our strategy exclusive of currency fluctuations, which are beyond our control. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the third quarter and full year 2022, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.  We use non-GAAP operating income as part of our overall assessment of our performance, to communicate with our board of directors concerning our financial performance, and for establishing incentive compensation metrics for executives and other senior employees.

Non-GAAP net income. We define non-GAAP net income as net income, adjusted to exclude: share-based compensation expense; amortization of acquired intangible assets; impairment of long-lived assets; restructuring expense; acquisition-related gains and expenses; litigation-related expenses; and the income tax effect of non-GAAP adjustments.

Starting April 1, 2021, we changed the calculation of our non-GAAP provision for income taxes by utilizing a long-term projected non-GAAP tax rate in accordance with the Securities and Exchange Commission’s Non-GAAP Financial Measures Compliance and Disclosure Interpretations (C&DI 102.11). We are utilizing a long-term projected non-GAAP tax rate as it will provide a consistent evaluation of our non-GAAP tax position between interim reporting periods.

In our computation of the long-term projected non-GAAP tax rate, we exclude the tax effect of adjustments to non-GAAP net income, as defined above.

The long-term projected non-GAAP tax rate may be subject to change and considers factors such as our current operating structure, geographical earnings mix, existing tax positions in various jurisdictions, current company strategy, and rapidly evolving legislation in major jurisdictions in which we operate. This adoption has no impact on our GAAP consolidated financial statements.

We consider non-GAAP net income to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income, adjusted to exclude: depreciation; amortization; disposals and impairment of long-lived assets; acquisition-related gains and expenses; litigation-related expenses; share-based compensation expense; restructuring expense; interest income and interest expense; the provision for income taxes; and foreign exchange income (expense). We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.

Free cash flow. We believe free cash flow is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. We define free cash flow as net cash provided by operating activities minus purchases of property, equipment and capitalized software. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the Company’s recent security incident, including the scope and impact of the attack, the number and location of impacted customers, and the effectiveness of any current or future isolation and remediation efforts, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign currency exchange rates, the Company’s growth strategy, the Company’s efforts at delighting customers, the Company’s ability to generate higher average order values, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Financial Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the recent security incident, the reputational, financial, legal and other risks related to potential adverse impacts to our customers and partners as a result of the security incident, the impact of the global COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches related to the recent security incident or otherwise, compliance with data privacy and data transfer laws and regulations related to the recent security incident or otherwise, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of the Company’s acquisitions, including DMARC Analyzer B.V., Segasec Labs Limited and MessageControl and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the global COVID-19 pandemic on the jurisdictions in which the Company operates, the current economic and societal unrest in South Africa, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Revenue	$147,233	$122,693	$289,782	$237,869
Cost of revenue	33,476	29,742	67,025	58,211
Gross profit	113,757	92,951	222,757	179,658
Operating expenses
Research and development	25,234	22,287	56,720	45,089
Sales and marketing	48,775	43,994	97,037	88,037
General and administrative	18,251	16,583	36,174	33,751
Total operating expenses	92,260	82,864	189,931	166,877
Income from operations	21,497	10,087	32,826	12,781
Other income (expense)
Interest income	111	174	269	351
Interest expense	(534)	(790)	(1,070)	(1,673)
Foreign exchange (expense) income and other, net	(677)	1,161	(1,191)	2,924
Total other income (expense), net	(1,100)	545	(1,992)	1,602
Income before income taxes	20,397	10,632	30,834	14,383
Provision for income taxes	2,814	582	3,179	1,195
Net income	$17,583	$10,050	$27,655	$13,188

Net income per ordinary share
Basic	$0.27	$0.16	$0.42	$0.21
Diluted	$0.26	$0.15	$0.41	$0.20

Weighted-average number of ordinary shares outstanding
Basic	65,982	63,517	65,592	63,268
Diluted	68,844	65,581	67,925	65,114

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30,	As of March 31,
	2021	2021
Assets
Current assets
Cash and cash equivalents	$366,652	$292,949
Accounts receivable, net	102,752	114,280
Deferred contract costs, net	17,621	16,165
Prepaid expenses and other current assets	23,166	20,031
Total current assets	510,191	443,425

Property and equipment, net	92,289	92,891
Operating lease right-of-use assets	112,529	128,063
Intangible assets, net	39,226	43,193
Goodwill	177,422	173,952
Deferred contract costs, net of current portion	51,648	50,086
Other assets	2,085	3,097
Total assets	$985,390	$934,707

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$7,368	$10,487
Accrued expenses and other current liabilities	53,914	54,676
Deferred revenue	235,581	237,749
Current portion of finance lease obligations	692	323
Current portion of operating lease liabilities	29,262	33,447
Current portion of long-term debt	9,729	9,090
Total current liabilities	336,546	345,772

Deferred revenue, net of current portion	10,979	12,936
Operating lease liabilities	98,744	112,316
Long-term debt	72,303	94,671
Other non-current liabilities	7,360	8,143
Total liabilities	525,932	573,838

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 66,326,404 and 64,562,222 shares issued and outstanding as of September 30, 2021 and March 31, 2021, respectively	796	775
Additional paid-in capital	476,805	408,249
Accumulated deficit	(26,260)	(53,915)
Accumulated other comprehensive income	8,117	5,760
Total shareholders' equity	459,458	360,869
Total liabilities and shareholders' equity	$985,390	$934,707

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Operating activities
Net income	$17,583	$10,050	$27,655	$13,188
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,923	9,495	19,799	18,347
Share-based compensation expense	15,358	13,619	32,746	27,272
Amortization of deferred contract costs	4,368	3,175	8,529	6,044
Amortization of debt issuance costs	111	115	222	229
Amortization of operating lease right-of-use assets	8,245	7,504	16,575	14,615
Deferred income tax expense (benefit)	306	(82)	423	(260)
Other non-cash items	10	—	10	—
Unrealized currency losses (gains) on foreign denominated transactions	234	(684)	317	(3,417)
Changes in assets and liabilities:
Accounts receivable	(3,425)	6,893	10,510	19,298
Prepaid expenses and other current assets	(2,203)	(2,651)	(3,421)	(3,148)
Deferred contract costs	(6,915)	(5,527)	(12,318)	(10,730)
Other assets	445	139	850	356
Accounts payable	(2,979)	(464)	1,389	(2,501)
Deferred revenue	5,451	(6,033)	(1,148)	(11,678)
Operating lease liabilities	(10,545)	(6,954)	(18,590)	(15,175)
Accrued expenses and other liabilities	7,166	2,448	285	7,908
Net cash provided by operating activities	43,133	31,043	83,833	60,348
Investing activities
Purchases of property, equipment and capitalized software	(11,945)	(9,399)	(21,040)	(20,170)
Payments for acquisitions, net of cash acquired	—	(17,044)	—	(17,044)
Net cash used in investing activities	(11,945)	(26,443)	(21,040)	(37,214)
Financing activities
Proceeds from issuance of ordinary shares	22,166	10,840	44,092	18,975
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(1,059)	(733)	(8,231)	(3,308)
Payments on debt including revolving credit facilities	(20,000)	(1,875)	(21,875)	(3,125)
Payments on finance lease obligations	(74)	(264)	(347)	(611)
Proceeds from long-term debt including revolving credit facilities	—	17,500	—	17,500
Net cash provided by financing activities	1,033	25,468	13,639	29,431
Effect of foreign exchange rates on cash	(4,002)	2,099	(2,729)	4,185
Net increase in cash and cash equivalents	28,219	32,167	73,703	56,750

Cash and cash equivalents at beginning of period	338,433	198,541	292,949	173,958
Cash and cash equivalents at end of period	$366,652	$230,708	$366,652	$230,708

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)
Revenue constant currency growth rate (1)	16%	19%	16%	20%
Gross profit percentage	77%	76%	77%	76%
Free cash flow (1)	$31,188	$21,644	$62,793	$40,178
Adjusted EBITDA (1)	$46,795	$33,604	$85,387	$59,269

	As of September 30,
	2021	2020
Net revenue retention rate (2)	106%	105%
Total customers (3)	39,600	39,200

(1)

Revenue constant currency growth rates, free cash flow and Adjusted EBITDA are non-GAAP financial measures. For a reconciliation of revenue constant currency growth rates, free cash flow and to the nearest comparable GAAP measures, see “Reconciliations of Non-GAAP Financial Measures” below.

(2)

We calculate our net revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer B.V. that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$147,233	$122,693	$289,782	$237,869
Revenue year-over-year growth rate, as reported	20%	19%	22%	17%
Estimated impact of foreign currency fluctuations	(4)%	—%	(6)%	3%
Revenue constant currency growth rate	16%	19%	16%	20%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.068	0.059	0.070	0.057
GBP	1.379	1.291	1.388	1.266
AUD	0.735	0.715	0.752	0.686

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$113,757	$92,951	$222,757	$179,658
GAAP gross profit percentage	77%	76%	77%	76%

Plus:
Share-based compensation expense	1,461	1,163	2,968	2,288
Amortization of acquired intangible assets	1,110	1,030	2,219	1,970
Non-GAAP gross profit	$116,328	$95,144	$227,944	$183,916
Non-GAAP gross profit percentage	79%	78%	79%	77%

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
GAAP research and development	$25,234	$22,287	$56,720	$45,089
Less:
Share-based compensation expense	3,922	3,895	10,384	7,779
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses (1)	—	—	—	—
Non-GAAP research and development	$21,312	$18,392	$46,336	$37,310

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
GAAP sales and marketing	$48,775	$43,994	$97,037	$88,037
Less:
Share-based compensation expense	5,275	4,451	10,359	8,888
Amortization of acquired intangible assets	35	33	71	60
Acquisition-related expenses (1)	—	—	—	—
Non-GAAP sales and marketing	$43,465	$39,510	$86,607	$79,089

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
GAAP general and administrative	$18,251	$16,583	$36,174	$33,751
Less:
Share-based compensation expense	4,700	4,110	9,035	8,317
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses (1)	—	302	—	667
Non-GAAP general and administrative	$13,551	$12,171	$27,139	$24,767

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
GAAP income from operations	$21,497	$10,087	$32,826	$12,781
Plus:
Share-based compensation expense	15,358	13,619	32,746	27,272
Amortization of acquired intangible assets	1,145	1,063	2,290	2,030
Acquisition-related expenses (1)	—	302	—	667
Non-GAAP income from operations	$38,000	$25,071	$67,862	$42,750

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net income to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended September 30,		Six months ended September 30,
	2021	2020 (as recast)	2021	2020 (as recast)
Reconciliation of Non-GAAP Net Income:
Net income	$17,583	$10,050	$27,655	$13,188
Share-based compensation expense	15,358	13,619	32,746	27,272
Amortization of acquired intangible assets	1,145	1,063	2,290	2,030
Acquisition-related expenses (1)	—	302	—	667
Income tax effect of Non-GAAP adjustments (2)	(6,411)	(5,823)	(13,289)	(9,894)
Non-GAAP net income	$27,675	$19,211	$49,402	$33,263
Non-GAAP net income per ordinary share - basic	$0.42	$0.30	$0.75	$0.53
Non-GAAP net income per ordinary share - diluted	$0.40	$0.29	$0.73	$0.51
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	65,982	63,517	65,592	63,268
Diluted	68,844	65,581	67,925	65,114

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

(2)

See Non-GAAP Financial Measures for a description of a change in calculation method for the income tax effect of Non-GAAP adjustments commencing April 1, 2021. The income tax effect of non-GAAP adjustments for the three and six months ended September 30, 2021 and 2020 shown in the table above utilizes a long-term projected tax rate of 25%. Non-GAAP net income for the three and six months ended September 30, 2020 has been recast to reflect this change.

The following table presents a reconciliation of Net income to Adjusted EBITDA (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Reconciliation of Adjusted EBITDA:
Net income	$17,583	$10,050	$27,655	$13,188
Depreciation, amortization and disposals of long-lived assets	9,933	9,495	19,809	18,347
Interest expense, net	423	616	801	1,322
Provision for income taxes	2,814	582	3,179	1,195
Share-based compensation expense	15,358	13,619	32,746	27,272
Foreign exchange expense (income)	684	(1,060)	1,197	(2,722)
Acquisition-related expenses (1)	—	302	—	667
Adjusted EBITDA	$46,795	$33,604	$85,387	$59,269

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity in each respective period. See Note 10 of the notes to our unaudited condensed consolidated financial statements, included in the Company’s Quarterly Report on Form 10-Q for further information.

The following table presents a reconciliation of Net cash provided by operating activities to Free cash flow (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$43,133	$31,043	$83,833	$60,348
Purchases of property, equipment and capitalized software	(11,945)	(9,399)	(21,040)	(20,170)
Free cash flow	$31,188	$21,644	$62,793	$40,178

Share-based compensation expense for the three and six months ended September 30, 2021 and 2020 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Cost of revenue	$1,461	$1,163	$2,968	$2,288
Research and development	3,922	3,895	10,384	7,779
Sales and marketing	5,275	4,451	10,359	8,888
General and administrative	4,700	4,110	9,035	8,317
Total share-based compensation expense	$15,358	$13,619	$32,746	$27,272

Amortization of acquired intangible assets for the three and six months ended September 30, 2021 and 2020 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2021	2020	2021	2020
Cost of revenue	$1,110	$1,030	$2,219	$1,970
Sales and marketing	35	33	71	60
Total amortization of acquired intangible assets	$1,145	$1,063	$2,290	$2,030

The following table presents a reconciliation of guided Net cash provided by operating activities to guided Free cash flow (in millions):

	Three months ending December 31,	Year ending March 31,
	2021	2022
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$ 40.5 - 41.5	$ 174.6 - 176.1
Purchases of property, equipment and capitalized software	(7.5)	(38.5)
Free cash flow	$ 33.0 - 34.0	$ 136.1 - 137.6

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Cyber Resilience Insights

Press Contact

Timothy Hamilton
Press@Mimecast.com
617-393-7122

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074